Exhibit 10.16

FINANCING AGREEMENT

THIS Financing Agreement (this “Financing Agreement”) is dated as of June 30, 2021, between Stronghold Digital Mining Equipment, LLC, a Delaware limited liability company with an address of 2151 Lisbon Road, Kennerdell, PA 16374 (“Borrower”), and WhiteHawk Finance LLC, a Delaware limited liability company with an address of 11601 Wilshire Boulevard, Suite 1250, Los Angeles, CA 90025 (“Lender”).

1.GENERAL TERMS.   This Financing Agreement contains the terms and conditions upon which Lender will provide financing to Borrower to enable Borrower to purchase items of equipment and other personal property and for such other uses as are expressly specified in equipment finance schedules, from time to time, annexed hereto (each a “Schedule”) (such personal property, any related software embedded therein or otherwise forming part thereof, any and all accessories, exchanges, improvements, returns, substitutions, parts, attachments, accessions, spare parts, replacements and additions thereto, and all proceeds and products thereof, are herein referred to as the “Equipment” and sometimes individually an “Item”). Each Schedule incorporates all of the terms and provisions of this Financing Agreement and shall constitute a financing for the Equipment, as indicated on such Schedule. The term “Agreement” refers to each Schedule that incorporates this Financing Agreement.  Anything herein to the contrary notwithstanding, this Financing Agreement is not a commitment to enter into any Agreement.  Lender shall have no obligation to enter into any Agreement, finance any property, or otherwise enter into any transaction with Borrower unless expressly agreed in writing.  As to each Schedule, Lender shall have no obligation to finance any Equipment until all conditions to funding are completed to the satisfaction of Lender. References herein to “the Equipment”, “the Payment”, “the Schedule” or “the Agreement”, when also referring to a specific Item of Equipment, Payment (as hereinafter defined), Schedule or Agreement, shall be deemed to refer to the applicable Agreement, the Payment due thereunder, the Schedule that is a part thereof and the Equipment financed thereunder, and vice versa, unless the context shall otherwise clearly require.

2.DELIVERY AND ACCEPTANCE OF EQUIPMENT; CONDITIONS TO CLOSING.

(a) Borrower will cause the Equipment to be delivered and installed at the location specified in the Agreement and shall be deemed to have been accepted by Borrower for all purposes under the Agreement upon the date (the “Acceptance Date”) indicated as the date of acceptance on an “Acceptance Certificate” prepared by Lender and executed by Borrower.  If there are multiple deliveries of Equipment under any Agreement, the term “Acceptance Date” under such Agreement shall mean the Acceptance Date of the first of the Equipment delivered to and accepted by Borrower, unless otherwise provided in such Agreement. Borrower acknowledges and agrees that certain Borrower obligations, including but not limited to, providing insurance under Section 10, commence prior to the Acceptance Date and may be binding on Borrower whether or not the Equipment is accepted. Notwithstanding the foregoing, Borrower agrees that upon executing an Agreement, Borrower’s Obligations (as hereinafter defined) thereunder are absolute and unconditional and in the nature of a promissory note. Borrower is responsible for all shipping, installation, site preparation, testing, taxes and other expenses incident to delivery of the Equipment and Lender will not finance such costs unless they are included in the amount financed by agreement of the parties.

(b)Lender’s obligation to provide financing under any Agreement shall be subject to the following conditions. Failure of Borrower to satisfy any such condition shall require Borrower to repay to Lender on demand all amounts theretofore advanced to or for Borrower’s account with respect to any Equipment being financed by such advanced amounts, including without limitation any outstanding down payment or initial payment to a Supplier and any and all interest owed by Borrower. The failure to repay such amounts within two (2) business days after Borrower’s receipt of Lender’s demand shall be an immediate, incurable Event of Default under all Agreements, with no further notice required on Lender’s part.

(i) There shall not have occurred an Event of Default and no event that with notice, lapse of time or both would be an Event of Default shall have occurred and then be continuing.

(ii) Borrower shall not have suffered a material adverse change in its business, financial condition, or properties.

(iii) Borrower shall have notified Lender of the completion of delivery, installation, testing and acceptance of all Equipment subject to such Agreement in accordance with the terms and delivery, installation, testing and acceptance timetable as set forth in such Agreement.

(iv) Borrower shall not have suffered a lien, encumbrance or security interest to attach to the Equipment, except as expressly permitted by this Financing Agreement.

(v) Borrower shall have complied with all customary closing conditions for equipment financings and commercial loans, and shall provide Lender with all documentation or assurances Lender may reasonably request.

3.TERM AND PAYMENTS; SECURITY INTEREST.

(a)   The obligations of Borrower with respect to each Item of Equipment shall be evidenced by an Agreement. The term of each Agreement (the “Term”) shall commence on the date selected by Lender (the “Commencement Date”) that is on or after the earlier of (i) the date Lender advances any funds or makes any binding commitment to advance funds or take other action with respect to any of the Equipment or (ii) the Acceptance Date, and shall continue until Borrower satisfies all of its obligations to Lender thereunder. The day the first Payment is due is called the “First Payment Date” and each subsequent payment shall be made on the same day of the month as the First Payment Date unless otherwise stated in the Agreement.

(b)    Borrower agrees to pay to Lender periodic payments of principal and/or interest (together with any other payments so designated herein or elsewhere in the applicable Agreement, including any Early Termination Fee (defined below) and Payoff Amount (defined below), collectively, the “Payments”) without invoice or other written demand as may be more fully set forth in the Agreement and any and all other payments and amounts required to be paid by Borrower. Payments by Borrower to Lender under each Agreement shall be in legal tender of the United States of America in immediately available funds. Borrower’s obligation to pay all Payments and other amounts due under each Agreement is absolute and unconditional under any and all circumstances (including, without limitation, (x) any setoff, claim, counterclaim, defense or reduction which Borrower may have at any time against Lender any Supplier or any other person or entity whatsoever for any reason or (y) any malfunction, defect, lack of fitness for use of, any damage to or loss of, or lack of maintenance or service or any inability to use any Item of Equipment) and shall be paid and performed by Borrower without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever, including, without limitation, any past, present or future claims that Borrower may have against Lender, any Supplier or any other person or entity whatsoever. To the fullest extent permissible under applicable law, Borrower waives demand, diligence, presentment, protest, notice of dishonor, notice of nonpayment and notices and rights of every kind. The monthly Payment indicated in each Schedule is based on the estimated amount of the advance made by Lender under such Schedule (including with respect to the Equipment set forth in such Schedule), and if the actual advance for the Equipment (which may include delivery, installation and other soft costs) differs from such estimated amount, then Lender may, at its election and in its sole discretion (i) if the amount of the actual advance shall be an increase of less than ten percent (10%) of the estimated advance, recalculate the Payments and other amounts as provided in clause (iii) of this Section 3(b), and Borrower grants Lender power of attorney to make such corrections, and agrees that the Agreement shall remain in full force and effect,  (ii) cancel such Agreement and all related agreements, documents and instruments and decline to fund the transaction, or (iii) agree to amend or re-execute the Agreement and related documents to provide such adjustments to the Payments and other amounts designated in the Agreements as necessary to provide the same yield to Lender as would have been obtained if the actual amount advanced by Lender had been the same as the estimated amount. Borrower agrees to execute documentation presented by Lender effecting such adjustments. If any Payment or other amount due under an Agreement is not received when due, such overdue amounts shall bear interest at a rate equal to fifteen percent (15%) per annum, provided that no interest rate shall exceed the maximum amount permitted by applicable law.

Payments made by Borrower to Lender under the Agreements will be made free and clear of and without deduction for any and all Taxes except (a) any Taxes imposed on (or measured by) Lender’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of (i) Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) a present or former connection between the Lender and the jurisdiction imposing such Taxes (other than connections arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced, or sold or assigned an interest in any advance under an Agreement) (b)

any U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to an applicable interest in an advance under an Agreement pursuant to a law in effect on the date on which (i) Lender acquires such advance or (ii) Lender changes its lending office, except in each case to the extent that, pursuant to the next sentence, amounts with respect to such Taxes were payable either to Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, and (c) any withholding Taxes imposed under Sections 1471 through 1474 of the Code (as defined below), as of the date of this Financing Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code (this clause (c), “FATCA”), but only if a payment made to the Lender hereunder would be subject to U.S. federal withholding Tax imposed by FATCA and the Lender has failed to comply with the applicable reporting requirements of FATCA (such Taxes imposed with respect to any payment under any Agreement, other than Taxes described in clauses (a) through (c) of this Section 3(b), together with any Other Taxes, shall be referred to hereinafter as “Indemnified Taxes”).  However, if at any time any governmental authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction of Indemnified Taxes from any such payment or other sum payable hereunder to Lender, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction of Indemnified Taxes (including such deductions and withholdings applicable to additional sums payable under this sentence), Lender receives a net sum equal to the sum which it would have received had no withholding or deduction of Indemnified Taxes been required, including any reasonable expenses incurred by Lender in connection with such withholding or deduction, and Borrower shall pay the full amount withheld or deducted to the relevant governmental authority.  Borrower will, upon request, furnish Lender with proof reasonably satisfactory to Lender indicating that Borrower has made such withholding payment. On or before the date hereof, and at such times reasonably requested by Borrower, Lender (and any assignee or successor thereof) shall deliver (i) in the case of a Lender that is a “United States person” (within the meaning of Section 7701(a)(30) of the Code), an executed Internal Revenue Service (“IRS”) Form W-9 (or any successor form) establishing an exemption from U.S. federal backup withholding Tax or (ii) in the case of a Lender that is not a “United States person” (within the meaning of Section 7701(a)(30) of the Code), (A) an executed IRS Form W-8-BEN-E or W-8BEN (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax under the benefits of an applicable income Tax treaty with the United States of America, (B) an executed IRS Form W-8ECI, or (C) an executed IRS Form W-8BEN-E or W-8BEN (or any successor form).  Lender (including any assignee or successor thereof) agrees, that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability do to so.  Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Lender, timely reimburse it for the payment of all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, the Financing Agreement and any Other Agreement (“Other Taxes”). The Borrower shall  indemnify the Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Lender or required to be withheld or deducted from a payment to the Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender  shall be conclusive absent manifest error.

(c) Each Schedule is noncancellable by Borrower and no Agreement may be canceled or terminated by Borrower for any reason whatsoever.  Borrower may not prepay any Total Advance under any applicable Agreement in whole or in part.  Notwithstanding the foregoing, Borrower may cause an early termination of an Agreement provided each of the following conditions are met:  (a) Borrower provides written notice to Lender (an “Early Termination Notice”) specifying the date Borrower intends to terminate such Agreement (such date, the “Early Termination Date”); (b) such Early Termination Notice is delivered to Lender not less than thirty (30) days prior to the specified Early Termination Date; and (c) on the Early Termination Date, Borrower pays to Lender the applicable Early Termination Fee (as hereinafter defined).  For any Agreement, the applicable “Early Termination Fee” shall mean the fee equal to the sum of (i) all outstanding, unpaid payments of principal and interest and all other amounts stated in such

Agreement which may be due as of the Early Termination Date, plus (ii) all payments of principal and interest and all other amounts stated in such Agreement which would accrue and become due under the applicable Agreement from the Early Termination Date through the remainder of the full applicable term if such Agreement had not been terminated as of the applicable Early Termination Date (the “Future Payments”), plus (iii) any applicable Breakfunding Charge.  “Breakfunding Charge” means all reasonable costs, losses, premiums or penalties incurred or to be incurred by Lender as a result of its receiving any prepayment of all or any rent or other amounts due under an Agreement, including, without limitation, any liabilities, expenses or losses incurred by Lender to lenders of funds obtained by it in order to make or maintain any part of an Agreement.

(d)   As security for the full and prompt, due and punctual payment and performance of Borrower’s Obligations under each Agreement and all Other Agreements (as defined in Section 11) (including, in each case, without limitation, interest, premium or Early Termination Fee and Payoff Amount due at the applicable default rate and interest accruing at the then-applicable rate provided in each Agreement and each Other Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, relating to the debtor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), Borrower hereby mortgages, pledges and hypothecates on a first priority basis to Lender, and hereby grants to the Lender a first priority Lien on and a first priority security interest in, all of Borrower’s right, title and interest in and to all of its property and assets, including, the following, whether now owned or hereafter acquired by Borrower: (i) all Equipment financed pursuant to each Schedule and proceeds (including any insurance proceeds) thereof and any accessions, additions and accessories thereto; (ii) Borrower’s rights under that certain Equipment Purchase Agreement by and between Borrower (as the assignee of Stronghold Digital Mining LLC) and Minerva Semiconductor Corp., dated as of April 2, 2021 (the “Minerva Purchase Agreement”), (iii) Borrower’s rights under that certain Hardware Purchase & Sale Agreement by and between Borrower (as the assignee of “Stronghold Digital Mining”) and Crypt Solutions Inc., dated as of April 2, 2021 (the “Cryptech Purchase Agreement” and together with the Minerva Purchase Agreement, each a “Purchase Agreement”) (iv) all Accounts, Contract Rights, Chattel Paper, General Intangibles, Payment Intangibles, leases, subleases, licenses, security deposits or other cash deposits, all money, investment property of every nature, all supporting obligations, commercial tort claims and proceeds of the foregoing, including those arising under to any Equipment, the Minerva Purchase Agreement and/or the Cryptech Purchase Agreement; (v) all cryptocurrency and digital currency, including Bitcoin (BTC) mined or otherwise generated by, or in connection with the Equipment (sometimes herein called “Mined Currency”) and any and all other cryptocurrency and digital currency related thereto or derived therefrom whether arising from a hard fork, airdrop or otherwise; (vi) all other collateral as to which a security interest has been or is hereinafter granted by Borrower to Lender or to any Affiliate of Lender, including arising from or relating to any Equipment, the Minerva Purchase Agreement and/or the Cryptech Purchase Agreement of Lender in connection with any Other Agreement; and (vii) all proceeds (in cash or otherwise) and products of the Collateral described in the foregoing clauses (i) through (vi) including, without limitation, the proceeds of any sale or other disposition of such Collateral and all insurance proceeds of any kind paid at any time in connection with such Collateral, all liens (whether possessory, contractual, statutory or otherwise) with respect to such Collateral, and all rights and claims (whether in the nature of indemnities, warranties, guaranties or otherwise) of Borrower with respect to such Collateral, including, without limitation, the right of Borrower to bring suit to enforce its rights with respect to such Collateral thereof (collectively the “Collateral”). Title to the Collateral shall at all times be in Borrower’s name, subject to Lender’s first priority security interest and Lien thereon (except where perfection requires Lender to hold title to such Collateral) and any certificate of title for Equipment shall designate Borrower as owner (except where perfection requires Lender to hold title to such Collateral) and Lender as lien holder. As used herein, “Obligations” means each and every debt (including, in each case, without limitation, interest, premium or Early Termination Fee, Payoff Amount, in each case, due at the applicable default rate and interest accruing at the then-applicable rate provided in each Agreement and each Other Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, relating to the debtor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), liability and obligation, including, without limitation, obligations of performance, of every type and description Borrower, any guarantor or any Affiliate of Borrower may now or at any time hereafter owe to Lender and any Affiliate of Lender whether under this Financing Agreement, any Schedule or under any Other Agreement, regardless of how such Obligation arises or by what agreement or instrument it may be evidenced, whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, joint and several, and all costs and expenses incurred by Lender to obtain, preserve, perfect and enforce the security interest granted herein and to maintain, preserve and collect the property subject to the security interest, including but not limited to all Attorney’s Fees (as hereinafter defined) and expenses of Lender to enforce any Obligations whether or not by litigation. As used herein “Affiliate”

of a person or entity means any person or entity which directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock or other interest of such person or entity or directly or indirectly controls, is controlled by, or is under common control with such person where the term “control” means the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract, or otherwise. “Accounts”, “Chattel Paper” “Supplier”, “Payment Intangibles”, “General Intangibles” and other terms defined in the UCC not specifically defined herein shall each have the meaning set forth in the UCC. Borrower represents, warrants and agrees that no Agreement is or will be a “Consumer Transaction” as such term is defined in the Uniform Commercial Code currently adopted in the State of New York (the “UCC”).  In the event (i) Borrower’s “chief executive office” or the equivalent is located in any province in Canada (in each case, the “Province”), or (ii) any Collateral is located in any Province, the term “UCC”, when used herein, shall be deemed, without further action, to be the applicable personal property security legislation in force and effect in such Province (the “PPSA”), and other PPSA terms not specifically defined herein shall each have the meaning set forth in the PPSA, with all references to “UCC” herein being deemed to be references to the PPSA.  In particular, “Payment Intangibles” and “General Intangibles” shall be deemed to be “Intangibles” as defined in the PPSA.

(e)   Borrower acknowledges that, as to any Agreement, Lender may advance funds to one or more Suppliers prior to the Acceptance Date. Borrower agrees that the terms of any such Agreement will include Payments and other agreements contemplating such advances and that Lender’s exposure is substantially increased by making such advances. Borrower agrees, notwithstanding anything to the contrary herein, that it is obligated to repay all such advances, with interest, on demand if an Event of Default shall occur prior to the Acceptance Date or if the Acceptance Date does not occur on or before the “Anticipated Acceptance Date” stated in such Agreement for any reason whatsoever, unless Lender shall, in its sole discretion, agree to postpone the Anticipated Acceptance Date. If more than one delivery is contemplated under any such Agreement, then, notwithstanding Section 2, the Anticipated Acceptance Date shall mean the date of the final delivery and acceptance of Equipment under such Agreement, it being the intention of the parties that all such Equipment will be delivered and accepted on or before the Anticipated Acceptance Date stated in the Agreement. Borrower’s failure to repay any such advance shall be an immediate and incurable Event of Default. Lender may disburse the proceeds using checks, drafts, orders, transfer funds, or any other method or media Lender deems desirable.  Disbursement may be made in Lender’s name on Borrower’s behalf or in Borrower’s name.

4.USE; MAINTENANCE; REGISTRATION.

(a)   Borrower covenants and agrees that: (i) Borrower will maintain and use the Equipment in a prudent, businesslike manner for its originally-intended purpose, in the ordinary course of Borrower’s business, and only in accordance with applicable laws, Supplier or manufacturer warranty provisions, requirements of insurance, operating manuals and instructions, rules, regulations, and orders of any judicial, legislative or regulatory body having power to supervise or regulate the use, operation or maintenance thereof, including licenses, permits and registration requirements, and that the proceeds of any Agreement will be used for commercial or business purposes and will not be used for consumer, personal, family, agricultural or household purposes; (ii) Borrower will keep the Equipment in good condition and working order and shall replace or restore and maintain any part of the Equipment by qualified personnel at all times during the Term of such Agreement; (iii) Borrower will make no modification to any Item of Equipment without Lender’s prior written consent, but Borrower will, unless otherwise directed by Lender, make all modifications and maintenance, at its sole cost and expense, required hereunder or by applicable law, or recommended or required by any Supplier, operating instructions or requirements of any insurer or maintenance organization servicing the Equipment, provided, that all parts, mechanisms, devices and other property installed on the Equipment shall immediately become part of the Equipment and subject to Lender’s security interest and such maintenance or modifications shall be performed by qualified personnel only; and (iv) if Lender has caused a GPS or other tracking device to be installed on any Item, Borrower will not remove or tamper with such device, nor will Borrower tamper with any odometer or other device designed to track use of the Equipment.

(b)   Without limiting any of Borrower’s obligations in Section (a) above or elsewhere in this Financing Agreement or any Agreement, Borrower covenants and agrees that for all Items of Equipment consisting of computers or other technology equipment, Borrower will make arrangements satisfactory to Lender in its reasonable discretion to keep the Equipment properly maintained by the Supplier or another qualified maintenance organization (which, for the avoidance of doubt, shall include Minerva Semiconductor Corp., Crypt Solutions Inc., Bitmain Technologies Limited, and in each case, their affiliates) and eligible for prime shift maintenance by the Supplier.

(c)   Borrower covenants and agrees Borrower shall cause (i) all Equipment to remain operational and fully utilized at its rated “hashrate” and “rated power” at all times, subject to normal breakdown events, and (ii) the Equipment to be not used or located outside of the facilities located at 2151 Lisbon Road, Kennerdell, PA 16374 and 1001 Industrial Rd, Nesquehoning, PA 18240 in the United States of America.

5.INDEMNITIES.   Borrower shall indemnify, hold harmless and defend Lender, it affiliates, employees, agents, directors, professionals and each of their successors and assigns against any and all claims, demands, suits and legal proceedings, whether civil, criminal, administrative, investigative or otherwise, including arbitration, mediation, bankruptcy and appeal and including any claims, demands, suits and legal proceedings arising out of: (i) the actual or alleged manufacture, purchase, ordering, financing, shipment, acceptance or rejection, titling, registration, leasing, ownership, delivery, rejection, non-delivery, possession, use, transportation, storage, operation, maintenance, repair, return or disposition of the Equipment; (ii) patent, trademark or copyright infringement; or (iii) any alleged or actual breach, default or Event of Default by Borrower (all of the foregoing hereinafter collectively referred to as “Actions”); and (iv) any and all penalties, losses, liabilities, including the liability of Borrower or Lender for negligence, tort, strict liability or environmental liability, damages, costs, court costs and any and all other expenses, including Attorneys’ Fees, judgments and amounts paid in settlement, incurred incident to, arising out of, or in any way connected with any Actions, any Agreement, any Equipment, or any other instrument, document or agreement executed in connection with or contemplated by any of the foregoing; provided that the Borrower shall have no obligation hereunder to Lender or any of its affiliates or related to the extent that such obligation for indemnification shall have resulted from the gross negligence, bad faith or willful misconduct of the party to be indemnified or any of its affiliates as determined by a final non-appealable judgment of a court of competent jurisdiction. The term “Attorneys’ Fees” as used herein shall include any and all reasonable and documented attorneys’ fees that are incurred by Lender incident to, documenting this Financing Agreement and any Other Agreement, any due diligence expenses related thereof and all other costs and expenses related thereto, including without limitation, relating to any amendments, modifications thereof, any monitoring thereof and arising out of, or in any way in connection with Lender’s interests in, or defense of, any Action or Lender’s enforcement of its rights and interests with respect to any Equipment or otherwise under each Agreement, or any other instrument, document or agreement executed in connection with or contemplated by any of the foregoing, which shall include such reasonable and documented attorneys’ fees incurred by Lender whether or not a suit or action is commenced, and all costs in collection of sums due during any work out or with respect to settlement negotiations, or the cost to defend Lender or to enforce any of its rights.

6.POSSESSION; INSPECTION; PERSONAL PROPERTY.   Provided that no Event of Default and no event that with notice or lapse of time would become an Event of Default has occurred and is continuing under any Agreement, Borrower shall have quiet possession of the Equipment during the Term.  Lender or an agent of Lender may, at the Borrower’s sole cost and expense, enter the location where any Item of Equipment is located at reasonable times and upon reasonable notice (provided, that during the occurrence of an Event of Default, no such notice will be required) to inspect the Equipment, subject to reasonable limitations placed on entry by the owner of the premises, if different from Borrower, provided that notwithstanding the foregoing, Lender’s officers and authorized representatives shall comply with Borrower’s COVID-19 and other health and safety protocols, policies and procedures when accessing the location of Borrower. Borrower will not move or allow any Item to be moved to a location different from the location specified in such Agreement without Lender’s prior written consent. The Equipment shall not constitute, and Borrower shall ensure that it shall not constitute, real property or fixtures and the parties agree that the Equipment is and shall be removable from, and is not essential to, the premises where the Equipment is located.  Upon the request of Lender, Borrower shall obtain a written host, landlord’s or mortgagee’s acknowledgement and waiver in form and substance satisfactory to Lender from all persons (including any affiliate of Borrower) having any interest in the real estate upon which the Equipment is located, stored or garaged. In addition to the foregoing, Borrower agrees to the following monitoring arrangements: Prior to funding, (a) Borrower will provide Lender with (a) API and/or read access to Borrower’s Bitcoin Mining Pool Account or similar arrangement that shows the status and hashrate of each applicable Equipment, and (b) account access to Borrower’s Bitcoin Exchange or Brokerage Account, which provides transaction details including Bitcoin revenue and trades. Lender will have the right to approve any Mining Pool, Exchange or Brokerage Account and applicable wallets to be utilized by Borrower. Lender will require certain permissions to be established for any approved wallet and may require a minimum balance to be maintained. Borrower will also provide the reports specified in Section 18.

7.DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY. BORROWER ACKNOWLEDGES AND AGREES THAT THE EQUIPMENT IS FINANCED “AS IS”, “WHERE IS”, AND

“WITH ALL FAULTS”; LENDER DOES NOT MAKE AND HEREBY DISCLAIMS ANY AND ALL WARRANTIES EITHER EXPRESSED OR IMPLIED AS TO THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY, FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE, ITS DESIGN, CONDITION, CAPACITY, DURABILITY, QUALITY OF MATERIAL OR WORKMANSHIP, CONFORMITY OF ANY DESCRIPTION OR PATENT, TRADEMARK OR COPYRIGHT, OR OTHERWISE WITH RESPECT TO ANY CHARACTERISTICS OF THE EQUIPMENT WHATSOEVER AND LENDER IS NOT THE MANUFACTURER OR SUPPLIER OF THE EQUIPMENT NOR THE MANUFACTURER’S OR SUPPLIER’S AGENT AND NO SUCH PERSON IS LENDER’S AGENT FOR ANY PURPOSE. Lender is not responsible for any repairs or service to the Equipment, defects therein or failures in the operation thereof or for any indirect, special, incidental, or consequential damages. Borrower has made the selection of each Item of Equipment based on its own judgment and expressly disclaims any reliance upon any statements or representations made by Lender.

8.REPRESENTATIONS, WARRANTIES AND COVENANTS.

(a)   Borrower represents and warrants to, and covenants with, Lender that: (i) Borrower has the form of business organization indicated above; Borrower is duly organized in the jurisdiction of organization set forth above; and is existing, in good standing and qualified to do business wherever necessary to carry on its present business and operations and to own its property; Borrower has full corporate or other power and authority to enter into each Agreement and the Other Agreements, to incur the borrowings hereunder, and to perform its obligations under each Agreement and the Other Agreements; (ii) each Agreement, when entered into, has been duly executed and authorized, requires no further director, shareholder, member, partner or other third party approval of, or the giving of notice to, any Governmental Authority (as hereinafter defined) and does not contravene any law, regulation or other governmental order, any certificate or articles of incorporation or bylaws or partnership certificate or operating agreement, or any agreement, indenture, or other instrument to which Borrower is a party or by which it may be bound and constitutes a legal, valid, and binding obligation of Borrower enforceable in accordance with its terms; (iii) the provisions of each Agreement create legal and valid liens on and security interests in all of the Collateral in favor of the Lender, and such liens and security interests constitute perfected and continuing liens on and security interest in the Collateral, securing the Obligations, enforceable against Borrower and all third parties, and having priority over all other liens, security interests and other encumbrances on the Collateral; (iv) Borrower, any guarantor of Borrower’s obligations hereunder (a “Guarantor”) and any other person who owns a controlling interest or otherwise controls Borrower or any Guarantor in any manner is not listed on the Specially Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control (“OFAC”) or other similar lists maintained by the federal government pursuant to any federal law or regulation regarding a person designated under Executive Order No. 13224 or similar lists and Borrower is in compliance with any Bank Secrecy Act regulations and other federal regulations to prevent money laundering, and to the extent Borrower is located in or carries on business in any Province, Borrower and each director, officer, employee and agent thereof is in compliance with all applicable Sanctions, Anti-Corruption Laws and AML Laws and Borrower is not, nor is any director, officer, employee or agent of Borrower (A) the subject of any Sanctions, or (B) located, organized or resident in a country or territory that is, or whose government is, the subject of any Sanction. For the purposes hereof, the following definitions are applicable to the provisions hereof:

“AML Laws” means all laws, rules and regulations relating to money laundering or terrorist financing, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), Part II.1 of the Criminal Code (Canada), the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism (Canada) and the United Nations Al-Qaida and Taliban Regulations (Canada);

“Anti-Corruption Laws” means all laws, rules and regulations relating to bribery or corruption, including, without limitation, the Corruption of Foreign Public Officials Act (Canada);

“Sanctions” means any and all sanctions or trade embargoes imposed, administered or enforced from time to time by any relevant sanctions authority including, without limitation, by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or under the United Nations Act (Canada), the Special Economic Measures Act (Canada) and the Export and Import Permits Act (Canada);

(v) there are no pending or threatened actions or proceedings before any court or agency which may to a material extent adversely affect Borrower or any Guarantor’s financial condition or continued operation (except as Borrower have otherwise previously disclosed to Lender in writing); (vi) Borrower is solvent and has the ability to pay Borrower’s debts when they come due and Borrower is not contemplating and has not contemplated relief under any bankruptcy laws or other similar laws for the relief of debtors, except as disclosed to Lender in writing; and (vii) all of Borrower’s financial statements and other information heretofore given and hereafter to be given to Lender are and will be true and complete in all material respects as of their respective dates, and fairly represent and will fairly represent Borrower’s financial condition, and no material adverse change has or will have occurred in Borrower’s financial condition reflected therein after the respective date thereof upon delivery to Lender, unless Borrower notifies Lender in writing of the same; and (vii) the Equipment will not be used to store, transport, contain or deliver any Hazardous Materials in violation of any Environmental Laws or transport any persons for hire. The term “Hazardous Materials” means any wastes, substances, or materials, whether solids, liquids or gases, that are deemed hazardous, toxic, pollutants, or contaminants, including but not limited to substances defined as “hazardous wastes,” “hazardous substances,” “toxic substances,” “radioactive materials,” or other similar designations in, or otherwise subject to regulation under, Environmental Laws. The term “Environmental Laws” means, collectively, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. § 9601 et seq.; the Toxic Substance Control Act, 15 U.S.C. § 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1802 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Clean Water Act, 33 U.S.C. § 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; or other applicable federal, state, provincial or local laws, including any plans, rules, regulations, orders, or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar laws, regulations, rules, orders, or ordinances now or hereafter in effect relating to hazardous materials disposal, generation, production, treatment, transportation, or storage or the protection of human health and the environment.  If Borrower is a corporation, limited liability company or partnership, a secretary, assistant secretary, member or partner, by attesting to the execution by Borrower on the applicable Schedule, certifies that the officer signing on behalf of Borrower has been duly authorized and empowered to execute the Agreement on behalf of Borrower by appropriate vote of Borrower’s board of directors, managing member(s), members or partners (or similar governing body) or under Borrower’s bylaws, operating agreement or partnership agreement, that such officer did so execute the Agreement, and that the Agreement has been duly authorized and approved by or under such vote, bylaws, operating agreement or partnership agreement. Borrower acknowledges that Lender has not made any representation or warranty as to the legal, accounting or tax characterization or effect of any Agreement or any financing contemplated hereby. Borrower has consulted its own advisors with respect to such matters. All representations and warranties contained herein shall be continuing in nature and in effect at all times prior to Borrower satisfying all of Borrower’s obligations to Lender under each Agreement and this Financing Agreement.

(b)   Borrower shall not (i) voluntarily or involuntarily create, incur, assume or suffer to exist any mortgage, lien, security interest, pledge or other encumbrance or attachment of any kind whatsoever upon, affecting or with respect to the Collateral, including the Equipment, whether now owned or hereafter acquired (except by, through or in favor of Lender); (ii) finance upgrades or additions to Equipment with any party other than Lender without prior written consent of Lender; (iii) permit the name of any person, association, corporation or other business entity other than Lender or Borrower to be placed on the Equipment; (iv) except as otherwise agreed to by Lender in writing, part with possession or control of or suffer or allow to pass out of its possession or control any Item of the Equipment or change the location of the Equipment or any part thereof from the address shown in the Agreement; (v) assign, sell, transfer, sublease, rent or in any way transfer or dispose of all or any part of the rights or obligations under any Agreement or as to any rights, title or interest in the Equipment or other Collateral, in whole or in part, to anyone; (vi) without at least twenty (20) days written notice to Lender (and signing and if requested by Lender, filing, such documents as Lender shall request in connection therewith), change (A) its legal name or primary address from that set forth above, (B) the jurisdiction under whose laws it is organized as of the date of this Financing Agreement, or (C) the type of organization under which it exists as of the date of this Financing Agreement; (vii) permit the sale or transfer of any shares of its capital stock or of any ownership interest in Borrower to any person, persons, entity or entities (whether in one transaction or in multiple transactions) which results in a transfer of a majority interest in the ownership and/or the control of Borrower from the person, persons, entity or entities who hold ownership and/or control of Borrower as of the date of this Financing Agreement; (viii) consolidate with or merge into or with any other entity, or sell, transfer, lease or otherwise dispose of all or substantially all of Borrower’s assets to any person or entity (whether in one transaction or in multiple transactions); (ix) incur any debt, indebtedness or other obligations, in each case, without Lender’s prior written consent, (x) transfer or sell any portion of any Item, Equipment, the Minerva Purchase Agreement and/or the Cryptech Purchase Agreement or, in each case, any rights therein or thereunder, in each case, without the Lender’s prior written consent, (xi) purchase, redeem, acquire or retire any of Borrower’s ownership interests, pay dividends or make any shareholder withdrawals or pay any management bonuses; or (x) without Lender’s prior written consent, make or suffer to exist any investments in, or loans or advances to, or guarantees of, any other Person.

9.LOSS AND DAMAGE.   Borrower shall bear the entire risk of loss, theft, damage to or destruction of the Equipment (including any condemnation, seizure, or requisition of title or use) (collectively, a “Casualty Event”) from any cause whatsoever.  No Casualty Event shall relieve Borrower from making any Payment or any other obligations hereunder.  Borrower shall immediately notify Lender of any insurance claim and of any Casualty Event resulting in two hundred fifty thousand dollars ($250,000.00) or more of damage to Equipment, and inform Lender of the circumstances and extent of the Casualty Event and, at the option of Lender, Borrower shall (a) place such Equipment in good repair and working order so that the Equipment is of at least the same utility, value and marketability; or (b) replace such Equipment with like Equipment that is at least of the same utility, value and marketability, with clear title to the replacement Equipment in Borrower and not subject to any security interest by any other party other than Lender; or (c) promptly pay to Lender an amount under the applicable Agreement equal to the Payoff Amount. As used herein, “Payoff Amount” means an amount, calculated by Lender as of the date of payment of the Payoff Amount, equal to the sum of (i) any accrued and unpaid Payments (including the Early Termination Fee (without duplication), if any due, on such date) or other amounts due under or with respect to any Agreement; plus (ii) all Payments due and payable after such date. Lender may require that Borrower perform option (c) hereof regardless of whether all or only a portion of the Equipment subject to an Agreement experiences a Casualty Event.  Any proceeds received by Lender or Borrower as the result of a Casualty Event with respect to any Item (including insurance proceeds and proceeds of condemnation or requisition) shall be applied at Lender’s election, in whole or in part, to (a) repair or replace such Item or any part thereof, or (b) satisfy any of any of Borrower’s Obligations. Borrower shall also pay any costs and expenses (including reasonable and documented Attorneys’ Fees or the cost to engage an attorney even if no suit or claim is filed) incurred by Lender in connection with its exercise or protection of its rights and interests hereunder, including without limitation titling costs or other fees to effectively enforce Lender’s interest in any item of Equipment. If no Event of Default has occurred and is continuing and no event or condition has occurred that with notice and/or passage of time could constitute an Event of Default, upon the payment of the Payoff Amount with respect to any Agreement, and the payment of any and all other amounts due and payable to Lender hereunder, Lender’s security interest in such Items shall be automatically released; provided that Borrower’s Obligations with respect to taxes, indemnities and reimbursements hereunder shall survive with respect to all periods prior to such payment.

10.INSURANCE; TAXES. Borrower shall, at Borrower’s sole cost and expense, during the Term of each Agreement until Borrower’s Obligations are satisfied in full, procure and maintain such insurance coverage in such amounts (including deductibles), in such form and with responsible insurers, all as satisfactory to Lender (which may on reasonable notice require Borrower to change such form, amount or company), including: (a) comprehensive general liability insurance insuring against liability for property damage, death and bodily injury resulting from the transportation, ownership, possession, use, operation, performance, maintenance, storage, repair or any similar act related to the Equipment, with minimum limits of $1,000,000 per each occurrence (or such other amounts as set forth in the Schedule and notified by Lender), with Lender and Lender’s successors and/or assigns named as additional insured; (b) all risk physical damage insurance against all risks of theft, loss or damage from every cause whatsoever in an amount not less than the greater of the full replacement cost of each item of Equipment or the Payoff Amount, with Lender and Lender’s successors and/or assigns named as lender loss payee; and (c) if reasonably requested by Lender, other or additional coverage. Borrower shall waive Borrower’s rights of subrogation, if any, and have Borrower’s insurance carrier waive its right of subrogation, if any, against Lender for any and all loss or damage. All policies shall contain clauses requiring the insurer to furnish Lender with at least thirty (30) days prior written notice of any material change, cancellation, or nonrenewal of coverage and stating that coverage shall not be invalidated against Lender or Lender’s assigns because of any violation of any condition or warranty contained in any policy or application therefor by Borrower or by reason of any action or inaction of Borrower. Borrower agrees to inform Lender immediately in writing of any notices from, or other communications with, any insurers that may in any way adversely affect the insurance policies being maintained pursuant to this Section or of any insurance claims. No insurance shall be subject to any co-insurance clause. Upon request by Lender, Borrower shall furnish Lender with a certificate of insurance, proper endorsements or other evidence satisfactory to Lender that such insurance coverage are in effect. If Borrower shall fail to carry any insurance required hereunder, Lender (without obligation and without waiving any default or Event of Default by Borrower hereunder) may do so at Lender’s sole option and at Borrower’s sole cost and expense.  Borrower acknowledges that such insurance will benefit Lender only and may cost substantially more than insurance Borrower might procure.  Borrower agrees that Lender is not a seller of insurance nor is Lender in the insurance business. Borrower agrees to deliver to Lender evidence of compliance with this Section satisfactory to Lender, including any requested copies of policies, certificates and endorsements, with premium receipts therefor, on or before the date of execution by Borrower of the applicable Schedule and thereafter within two (2) business days after Lender’s request.   Lender shall be under no duty to ascertain the existence of or to examine any such policy or to advise Borrower in the event any such policy shall not comply with the requirements hereof.

Borrower will timely (and not later than their due date) make any filings required with respect to, and will pay and discharge when due, all Taxes, assessments, and governmental charges in excess of $50,000 in the aggregate, imposed upon it, its income, and its properties prior to the date on which penalties are attached thereto; provided that failure to file returns, other than U.S. federal and state income Tax returns, when required by applicable law shall not be a breach of this covenant provided that such failure shall not have a material adverse effect on Borrower’s business, financial condition, or properties, or its ability to satisfy its obligations under this Financing Agreement or any Agreement, or cause a lien to be placed on the Collateral. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, including, without limitation, any real estate taxes and any Other Taxes.

11.DEFAULTS. An “Event of Default” shall be deemed to have occurred under any and all Agreements upon the occurrence of any of the following events or circumstances: (a) Borrower’s failure to pay any Payment (including any Early Termination Fee) or other amount owed to Lender under any Agreement when due; (b) Borrower’s failure to observe or perform any covenant, condition, representation, warranty or agreement to be observed or performed by Borrower, including without limitation, (1) Borrower’s failure to maintain insurance in accordance with Section 10 hereof or (2) Borrower’s breach of any of the terms of Section 8 which remains uncured for ten (10) days following written notice thereof to Borrower by the Lender; (c) any attempt by Borrower to repudiate any Agreement or its acceptance of any Equipment; (d) Borrower’s default under any present or future note, security agreement, equipment lease, title retention, conditional sales agreement or any other agreement for money borrowed or the lease of real or personal property, in each case in an amount in excess of $250,000, beyond any period of grace provided with respect thereto whether with Lender, its Affiliates, or any third party if the effect of such default is to cause or permit the holder of such indebtedness to cause such indebtedness to become due prior to its stated maturity; (e) any certificate, statement, representation or warranty, financial or credit information heretofore given or hereafter made by Borrower to Lender shall prove to be incorrect in any material respect as of the date such statement, representation or warranty or other information  is provided; (f) the condition of Borrower’s finances or business shall change so as, in the reasonable opinion of Lender, to impair materially Lender’s interest or increase materially Lender’s credit risk and Lender shall reasonably and in good faith deem itself insecure or undersecured as to repayment of any of Borrower’s Obligations; (g) either Borrower or any Guarantor shall (1) be legally dissolved, adjudicated insolvent or bankrupt or cease to pay its debts as they mature, make a general assignment for the benefit of, or enter into an arrangement with, creditors; (2) apply for or consent to the appointment of a receiver, trustee or liquidator of it or a substantial part of its property; (3) take action to dissolve or terminate its legal existence, or authorize or file a voluntary petition in bankruptcy or under any similar law, consent to such a petition; (4) suffer such a petition or proceeding to be instituted against it which remains un-dismissed for a period of sixty (60) days; or (5) merge, consolidate or sell substantially all of its assets; (h) if Borrower is an individual, whether or not operating as a sole proprietorship, Borrower dies, become disabled or be declared legally incompetent; (i) Borrower or any Affiliate of Borrower defaults on its obligations under the Minerva Purchase Agreement and/or the Cryptech Purchase Agreement; (j) any Guarantor shall (1) breach any covenant, condition or agreement of a guaranty executed by a Guarantor for Lender’s benefit; (2) die or become legally incompetent (if an individual); or (3) suffer any condition or commits any act which, if suffered or committed by Borrower, would constitute an Event of Default under any Agreement; (k) Items and/or Equipment required to be delivered under the Minerva Purchase Agreement and/or the Cryptech Purchase Agreement is not delivered in to Borrower in accordance with the delivery schedule set forth in such agreement, (l) if there shall occur an (i) appropriation, (ii) confiscation, (iii) retention, or (iv) seizure of control, custody or possession of any Equipment by any governmental authority including, without limitation, any municipal, state, federal or other governmental entity or any governmental agency or instrumentality (all such entities, agencies and instrumentalities shall hereinafter be collectively referred to as “Governmental Authority”); (m) if anyone in the control, custody or possession of any Equipment or Borrower is accused or alleged or charged (whether or not subsequently arraigned, indicted or convicted) by any Governmental  Authority to have used any Equipment in connection with the commission or any crime (other than a misdemeanor moving violation); (n) except for the security interest, lien or reservation of title in favor of Lender or as otherwise granted herein, there shall be any lien, claim or encumbrance on any of the Collateral (other than (i) mechanics’ liens arising the in ordinary course of business securing liabilities which are not delinquent and remain payable without penalty (ii) tax liens being contested in good faith by appropriate proceedings, for which appropriate reserves have been established in accordance with Generally Accepted Accounting Principles); (o) without Lender’s consent, Borrower attempts to remove, sell, transfer, encumber, part with possession, or sublet any item of Equipment; (p) Borrower defaults under any guaranty, collateral agreement, or other support agreement relating to, or providing credit support for, this Financing Agreement or the Other Agreements; (q) (i) each of Scrubgrass Reclamation, L.P., a Delaware limited partnership and Borrower cease to be a wholly owned direct or indirect subsidiary of Stronghold Digital Mining Holding LLC, (ii) Stronghold Digital Mining Holding LLC ceases to be a wholly owned direct or indirect subsidiary of Stronghold Digital Mining, Inc. and/or (iii) Scrubgrass Reclamation, L.P. and/or Stronghold Digital Mining Holding LLC consummate a sale of a majority of their (tangible and/or intangible) assets. An Event of Default under any Agreement shall, at the option and discretion of Lender, constitute an Event of Default under any and all other Agreements and constitute a breach of and default under any agreement, instrument, guaranty, loan, lease, promissory note, letter of credit, guaranty or other obligation of any kind on the part of Borrower in favor of Lender or any of its Affiliates (“Other Agreements”). Notwithstanding anything in this Financing Agreement to the contrary, the foregoing cross default provisions shall apply to the benefit of Lender and Lender’s assignees only to the extent that Lender or such assignee is also the Lender or assignee of one or more Agreements or Other Agreements.

12.REMEDIES. If an Event of Default shall have occurred and be continuing, Lender may, at its option, with or without notice to Borrower, exercise any of the following remedies with respect to any or all Equipment, other Collateral and Agreements: (a) proceed at law or in equity to enforce specifically Borrower’s performance or recover damages, including all rights available to Lender under the UCC as currently adopted in the State of New York and other applicable laws; (b) require Borrower to immediately assemble, make available and if requested by Lender deliver the Equipment (or, if so requested, any Items designated by Lender) and all Mined Currency in Borrower’s possession to Lender at a time and place designated by Lender; (c) enter any premises where any Item may be located without judicial process and repossess, disable or take possession of the Equipment and other Collateral (and/or any attached or unattached parts) by self-help, summary proceedings or otherwise without liability for rent, costs, damages or otherwise; (d) use Borrower’s premises for storage without rent or liability; (e) sell, lease or otherwise dispose of the Equipment or such Items at private or public sale, in bulk or in parcels,  whether the Equipment is present at such sale and with or without notice except to the extent required by applicable law, and if notice is required by law such requirements of reasonable notice shall be met if such notice is mailed to Borrower at its address set forth on the first page hereof or to the most current address designated by Borrower to Lender in writing at least ten (10) days before the time of the public sale or the time after which any other disposition is to be made; (f) disable or keep idle all or part of the Equipment or such Items and, at Lender’s discretion, take possession of the Equipment and continue Borrower’s Bitcoin mining operations; (g) enforce its security interest in all Collateral, including all Bitcoin or other digital currency or cryptocurrency mined using the Equipment and exercise all its rights under the UCC with respect thereto; (h) at Lender’s sole discretion, remedy such Event of Default for the account of and at the expense of Borrower; (i) Lender may recover interest on any unpaid Payment (and any Early Termination Fee (without duplication)) or any amounts due hereunder from Borrower from the date it was due until fully paid at a rate equal to fifteen percent (15%) per annum or the maximum rate permitted by law, if lower; (j) exercise any other right or remedy at law, or in equity or bankruptcy, including specific performance or damages for the breach hereof, including reasonable Attorney’s Fees and court costs; (k) declare each Agreement to be in default (provided that if an Event of Default under Section 11(g) has occurred, each Agreement shall be automatically and immediately be deemed to be declared in default without any notice from Lender); or (l) declare all of Borrower’s Obligations immediately due and payable (provided that if an Event of Default under Section 11(g) has occurred, Borrower’s Obligations shall be automatically and Borrower’s Obligations shall be immediately and immediately due and payable without any notice from Lender) and Borrower shall immediately pay to Lender as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the sum of (i) the Payoff Amount (and any Early Termination Fee (without duplication)) plus all other amounts then payable to Lender hereunder; plus (ii) all costs and expenses incurred by Lender in any repossession, recovery, storage, repair, sale, release, or other disposition of the Equipment or Lender’s enforcement of Lender’s rights hereunder, including Attorneys’ Fees and costs; plus (iii) any other amounts Lender determines is necessary for Lender to realize the benefit of Lender’s bargain. In the event Lender disposes of the Equipment pursuant to this Section, Lender shall apply the Net Proceeds (as hereinafter defined) to Borrower’s Obligations (including, any Early Termination Fee) in the order Lender determines. As used herein, the term “Net Proceeds” shall mean (i) the after-tax amount received by Lender in immediately-available funds not subject to recapture, rebate or divestiture from such purchaser; or (ii) in the case of a purchase of the Equipment which Lender finances or in the case of a disposition pursuant to a true lease (any such leases or finance agreements being referred to hereinafter as a “Replacement Agreement”), an amount equal to the sum of all non-cancellable periodic payments and any purchase election, purchase requirement or balloon payment set forth in the Replacement Agreement, discounted to present value at the implicit rate of interest of the Replacement Agreement as determined by Lender. With respect to any exercise by Lender of its right to dispose of the Equipment or any Items or other Collateral, Borrower acknowledges and agrees that Lender shall have no obligation, subject to any legal requirements of commercial reasonableness, to clean-up or otherwise prepare the Equipment or any Items or other Collateral for disposition; Lender may comply with any state or federal law requirements that Lender deems to be applicable or prudent to follow in connection with any such disposition; and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any such disposition.  If Equipment delivered to or picked up by Lender contains goods or other property not constituting Equipment, Borrower agrees that Lender may take such other goods or property, provided that Lender makes reasonable efforts to make such goods or property available to Borrower after repossession upon Borrower’s written request. If, after default, any Agreement is placed in the hands of an attorney, collection agent or other professional for collection of Payments or other amounts or enforcement of any other right or remedy of Lender, Borrower shall pay all Attorneys’ Fees and associated costs and expenses. Forbearance as to any default or Event of Default shall not be deemed a waiver, all waivers to be enforceable only if specifically provided in writing by Lender, and waiver of any default or Event of Default shall not be a waiver of any other or subsequent default or Event of Default. To the fullest extent permitted by applicable law, Borrower waives any rights now or hereafter conferred by statute or otherwise that may require Lender to sell, lease or otherwise use any Equipment in mitigation of Lender’s damages set forth in such Agreement or that may otherwise limit or modify any of Lender’s rights or remedies. Borrower agrees that Borrower shall remain liable for all amounts due hereunder, including any deficiency remaining after any disposition of Equipment or other Collateral after an Event of Default. Each remedy shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lender at law or in equity. No express or implied waiver of any Event of Default shall constitute a waiver of any of Lender’s other rights. A cancellation or termination hereunder shall occur only upon notice by Lender and only as to such Items as Lender specifically elects to cancel or terminate and any other Agreement shall continue in full force and effect as to the remaining Items or Collateral, if any.  Any Payment received by Lender may be applied to any unpaid Obligations (including, without limitation, the Early Termination Fee) as Lender in Lender’s sole discretion may determine. Lender may dispose of any Equipment and other Collateral at a public or private sale or at auction. Lender may buy at any sale and become the owner of the Equipment or other Collateral. Lender may sell the Equipment and other Collateral without giving any warranties as to the Equipment and other Collateral. Lender may disclaim any warranties of title, possession, quiet enjoyment, or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale or other disposition of the Equipment.

13.NOTICES. Any notices and demands required or permitted hereunder shall be sent in writing to Lender or Borrower at the addresses set forth on the first page hereof or to any other address as may be specified by a party by a notice given as provided herein and shall be sent by certified mail (return receipt requested), by a nationally recognized express courier service (such as Federal Express), personally served or by email.  Each such notice shall be deemed to be given when mailed upon deposit in any depository maintained by the United States Post Office, Canada Post Office (if Borrower is located in or carrying on business in any Province) when deposited with a nationally recognized courier service, if personally served or if by email, shall be deemed to have received by the party for which it is intended upon the sender’s receipt of and acknowledgement from the intended recipient (such as by the “return receipt requested” function), as available, return email or other written acknowledgement.

14.POWER OF ATTORNEY; FURTHER ASSURANCES. Borrower shall promptly execute and deliver to Lender such further documents and take such further actions as Lender may require in order to more effectively carry out the intent and purpose of each Agreement. Borrower grants to Lender a power of attorney in Borrower’s name, which is irrevocable and coupled with an interest, (a) to execute any such instruments, financing statements, documents, agreements and filings which Lender deems necessary to protect Lender’s interest hereunder and in the Equipment and other Collateral and proceeds thereof, including all insurance documentation and all checks or other insurance proceeds; and (b) to apply for a certificate of title for any item of Equipment or other Collateral that is required to be titled under the laws of any jurisdiction where the Equipment or other Collateral is or may be used and/or to transfer title thereto upon the exercise by Lender of its remedies upon an Event of Default by Borrower under the Agreement. Borrower acknowledges that Lender may incur out-of-pocket costs and expenses in connection with the transactions contemplated by the Agreement, and accordingly agrees to pay (or reimburse Lender for) the costs and expenses related to (i)  filing any financing, continuation or termination statements, (ii) any title and lien searches with respect to the Agreement and the Equipment and other Collateral, (iii) documentary stamp taxes relating to any Agreement; (iv) titling and other costs to record Lender’s interest in any item of Equipment or other Collateral; and (v) procuring certified charter or organizational documents and good standing certificates of Borrower and any Guarantor.  If Borrower fails to perform or comply with any of its agreements, provide any indemnity or otherwise perform any obligation hereunder that may be performed by the payment of money, Lender may, in addition to and without waiver of any other right or remedy, perform or comply with such agreements in its own name or in Borrower’s name as attorney-in-fact, and, upon demand, Borrower agrees to reimburse Lender immediately for the amount of any payments or expenses incurred by Lender in connection with such performance or compliance, together with interest thereon at the rate of one and one-half percent (1.5%) per month or the highest rate allowable under applicable law, whichever is lower.

15.ASSIGNMENT. BORROWER MAY NOT SELL, TRANSFER, ASSIGN, LEASE, RENT OR OTHERWISE TRANSFER POSSESSION OF OR ENCUMBER ANY EQUIPMENT OR OTHER COLLATERAL OR ITS RIGHTS OR OBLIGATIONS UNDER EACH AGREEMENT WITHOUT LENDER’S PRIOR WRITTEN CONSENT. Each Agreement and any or all of the rights of Lender thereunder shall be assignable and transferable by Lender,  absolutely or as security, without notice to Borrower, subject to the rights of Borrower hereunder. Upon request to Borrower by Lender of any such assignment or transfer, Borrower shall promptly acknowledge in writing its obligations under such Agreements. The term Lender shall mean, as the case may be, any assignee of Lender. Any such assignment shall not relieve Lender of its obligations hereunder unless specifically assumed by the assignee. BORROWER AGREES IT SHALL PAY SUCH ASSIGNEE ALL PAYMENTS WITHOUT ANY DEFENSE, RIGHTS OF SETOFF OR COUNTERCLAIMS (WHICH SHALL NOT BE ASSERTED AGAINST AN ASSIGNEE) AND SHALL NOT HOLD OR ATTEMPT TO HOLD SUCH ASSIGNEE LIABLE FOR ANY OF LENDER’S OBLIGATIONS. NO AGREEMENT MAY BE TERMINATED, CANCELLED OR “PREPAID” EXCEPT AS EXPRESSLY STATED THEREIN. The advances made pursuant to this Financing Agreement are intended to be maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”). Lender as a non-fiduciary agent of Borrower shall maintain a register (the “Register”) of the name and address of Lender, and any registered assigns, and the principal and interest amounts owing to Lender, and any registered assigns, from time to time pursuant to the terms of this Financing Agreement and any Agreement.  The entries in the Register shall be conclusive absent error, and Borrower and Lender shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a lender hereunder for all purposes of this Agreement.

16.UNCONDITIONAL NON-CANCELLABLE AGREEMENT. BORROWER’S OBLIGATION TO MAKE PAYMENTS, TO PAY OTHER SUMS WHEN DUE AND TO OTHERWISE PERFORM AS REQUIRED UNDER EACH AGREEMENT IS ABSOLUTE AND UNCONDITIONAL AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, SETOFF, DEFENSE, OR COUNTERCLAIM FOR ANY REASON WHICH BORROWER MAY HAVE AGAINST ANY PERSON FOR ANY REASON WHATSOEVER OR ANY MALFUNCTION, DEFECT OR INABILITY TO USE ANY ITEM OF EQUIPMENT.

17.NON-WAIVER. No forbearance, omission, delay, or failure at any time to require strict performance by Borrower of any provision of this Financing Agreement by Lender shall be deemed to create a waiver or course of dealing. A waiver on one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver or consent shall be binding upon Lender unless it is in writing and signed by Lender.

18.REPORTS & OTHER INFORMATION; INFORMATION TECHNOLOGY EQUIPMENT.

(a)   Borrower will furnish (or cause to be furnished) to Lender as soon as the same become available, but in any event, unless otherwise specified in the applicable Schedule, (i) within one hundred and twenty (120) days after the close of each fiscal year, audited financial statements (unless otherwise stated in a Schedule) reflecting Borrower’s operations during such fiscal year, including without limitation a balance sheet and profit and loss statement; (ii) within forty-five days (45) after the last day of each March, June, September and December (collectively a “Quarter-End”) other than Borrower’s fiscal year-end, management-prepared financial statements including without limitation a balance sheet and profit and loss statement; and (iii) with respect to any Guarantor of Borrower’s obligations, if such Guarantor is an individual, a personal financial statement on an annual basis and a copy of such Guarantor’s personal tax returns when filed, but in no event later than forty-five (45) days from the deadline to file such personal tax returns, and if such Guarantor is a corporation, limited liability company or other legal entity, unless otherwise specified in the applicable Schedule, within one hundred and twenty (120) days after the close after each fiscal year of such Guarantor, audited financial statements reflecting the operations of such Guarantor during such fiscal year, including without limitation a balance sheet and profit and loss statement and within forty-five days (45) after the last day after each Quarter-End other than such Guarantor’s fiscal year-end, management-prepared financial statements including without limitation a balance sheet and profit and loss statement. Borrower shall ensure that all such statements are in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year or Quarter-End and accompanied by a certificate of Borrower’s chief financial officer, or the chief financial of such Guarantor, respectively, which certificate shall state that such financial statements fairly present the consolidated financial condition and results of operations (subject to normal year end adjustments).  Borrower agrees to also deliver or cause to be delivered such other information as Lender may reasonably request from time to time, including without limitation other financial statements and information pertaining to Borrower or any Guarantor. Borrower further agrees to provide, as soon as each is available, but in each case no later than the thirtieth (30th) day of each month during the Term, each of the following reports, in a form reasonably acceptable to Lender: (A) API (Application Programming Interface) and/or read access to Borrower’s Bitcoin Mining Pool Account or similar which shows the status and hashrate of the Equipment; (B) API and account access to Borrower’s Bitcoin Exchange or Brokerage Account, which provides transaction details including Bitcoin revenue and trades; the Exchange or Brokerage Account and applicable wallets must be approved by Lender; (C) invoices, account statements or similar documents from the power provider or hosting facility, as the case may be; (D) monthly accounts receivable aging reports and monthly accounts payable aging reports; (E) interim management-prepared financial statements for the preceding month; and (F) a copy of the monthly bank statement of Borrower’s and such Guarantor’s primary bank.  Borrower agrees to exclusively utilize mining pool, wallet, custody, and trading execution services offered by Lender, as applicable, if the services are available. If such mining pool, wallet, custody, and trading execution services are not available, Borrower agrees to exclusively utilize mining pool, wallet, custody, and trading execution services approved by Lender in Lender’s sole discretion.

(b)

(i) If, as to any Agreement, a Supplier shall, with Lender’s written acknowledgement (which may be contained in any term sheet or proposal not withdrawn prior to the Commencement Date of such Agreement) retain title to software and certain other components of the Equipment (the “Software”), such Supplier shall license such Software to Borrower under a license or other contract (a “License”). Borrower represents and warrants that it has read and is in possession of a copy of each License and has supplied a true and correct copy of such License to Lender. Borrower hereby grants a first priority security interest in and collaterally assigns each License to Lender as security under this Agreement, Borrower agrees to comply with the terms of each License and Borrower shall indemnify and hold Lender harmless from any obligations under or Actions or losses in any way arising from any License or Software in accordance with Section 5 of this Financing Agreement. If the terms of a License prohibits the granting of a security interest or assignment of the License, Borrower will use commercially reasonable efforts to obtain the written consent of the licensor therefor. Except as expressly provided in this section, all terms and conditions of the Agreements shall be and remain in full force and effect with respect to any Software and shall not be altered by the fact that Borrower will be licensee under any License. Borrower shall not be permitted to assign its interest under any License or the use of the Software without both Lender’s and Supplier’s prior written consent, either of which may be declined for any reason.  In the event Lender grants Borrower a purchase option with respect to the Equipment, Borrower understands that the exercise of such option shall operate only to assign and transfer Lender’s interest in any License to Borrower without representation or warranty. In the event Lender obtains possession of any Software following the expiration or termination for any reason of the Term, Borrower shall be deemed to, and hereby does, assign its rights under the applicable License (but none of its obligations) to Lender and grants to Lender a power of attorney, coupled with an interest, to assign such License to any purchaser, Borrower or other user of the Software.  At Lender’s request, Borrower will obtain, for Lender’s benefit, Supplier’s consent to such assignment and power of attorney, together with Supplier’s agreement to cooperate reasonably with any such further assignment by Lender.

(ii) Any reconfiguration of the Equipment (a “Reconfiguration”) shall constitute an improvement provided that Borrower notifies Lender in advance of such action in writing and provided further that such Reconfiguration, in Lender’s sole judgment, complies with the requirements of the Agreement with respect to improvements. Neither improvements nor parts installed on Equipment in the course of Reconfiguration shall be accessions to the Equipment.

(iii) In the event that the Equipment is repossessed, foreclosed upon or otherwise delivered to or possessed by Lender, Borrower shall, at its own expense, remove all confidential information and any Software or program designated by Lender, provided however that Borrower may not remove or disable any operating system or other software if such software is essential to the operation and value of the Equipment or if such removal or disabling adversely affects the operating system or other software acquired with the Equipment.

19.MISCELLANEOUS.   TIME IS OF THE ESSENCE OF EACH AGREEMENT.  If Lender shall enter into a purchase agreement, purchase order or other arrangement with a Supplier of any of the Equipment, Lender shall be deemed to assign the right to purchase such Equipment to Borrower on the Acceptance Date for such Equipment (which, in the case of multiple deliveries, shall mean the actual Acceptance Date of the specific items of Equipment accepted by Borrower). Prior to such Acceptance Date, Lender will retain the right to purchase any or all Equipment in the event Borrower shall refuse to accept such Equipment by the Anticipated Acceptance Date, Borrower shall attempt to cancel or terminate the Agreement for such Equipment, or if an Event of Default shall occur and be continuing. The amount financed by Lender may or may not reflect any discount or other arrangement between Lender and such Supplier. Nothing herein shall imply that Lender sells or provides any Equipment to Borrower or is otherwise in the stream of commerce for any Equipment. Borrower acknowledges that the Commencement Date may not be the actual date Lender advances funds to or for the account of Borrower. Each Agreement shall only be valid when accepted in writing by Lender at Lender’s home office and each Agreement may only be modified in a writing signed by Lender and Borrower. Whether or not expressly stated herein, Borrower’s obligations with respect to indemnification, taxes, reimbursements for expenses and other obligations arising during the term of each Agreement shall survive the expiration or termination of such Agreement, and any notification of payoff amount, acceptance of designated final payment or other arrangement between the parties shall not release Borrower from such obligations unless specifically so stated in writing.  Borrower authorizes Lender to file financing statements, and amendments thereto, along with any other information applicable under the UCC describing the Collateral in the manner and jurisdiction or filing office in which Lender determines best protects Lender’s interest.  Payments under any Schedule shall be reduced so that any interest portion is the lower of the rate specified herein or the highest rate permitted by applicable law. Nothing herein shall imply, and Borrower shall not assert, that Lender is a “merchant” with respect to the Equipment. Whenever terms such as “include” or “including” are used in any Agreement, they mean “include” or “including”, as the case may be, without limiting the generality of any description or word preceding such term, whether or not so stated. Whenever terms such as “satisfactory to Lender” are used or Lender is granted the contractual right to choose between alternatives or express its opinion, the satisfaction, choices and opinions are to be made in Lender’s sole discretion. Each Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns (subject nevertheless to restrictions provided in Section 15). The terms “herein” or “hereunder” or like terms shall refer to an Agreement as a whole and not to a particular Section. The captions or headings herein are made for convenience and general reference only.  All singular terms shall include the plural forms thereof, and vice versa. All references to a gender shall be deemed to refer to all other genders as well as the neuter form, as applicable.  All references to Sections hereunder shall be deemed to refer to Sections of an Agreement, unless otherwise expressly provided.  All references to an “item” or “items” of Equipment (whether or not capitalized) or the “Equipment” shall include each and all portions of the Equipment, no limitation being intended by the choice of terms.  As each Agreement has been drafted by Lender’s counsel as a convenience to the parties and Borrower has had the opportunity to review it with counsel of Borrower’s choice, no Agreement shall be construed against any party by reason of draftsmanship. Any provision of any Agreement which is unenforceable shall not affect the enforceability of the remaining provisions hereof. In the event that any of the terms and provisions of any Agreement are in violation of or prohibited by any applicable law, such terms and provision shall be deemed amended to conform to such law, statute or ordinance without affecting any other terms and provisions of any Agreement. BORROWER AGREES THAT THE FINANCING AGREEMENT AND ALL SCHEDULES, ACCEPTANCE CERTIFICATES AND OTHER DOCUMENTS EXECUTED IN CONNECTION THEREWITH ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE TERMS OF THE AGREEMENT BETWEEN BORROWER AND LENDER AND THEY SUPERSEDE ALL PRIOR PROPOSALS, AGREEMENTS AND COMMUNICATIONS, WHETHER ORAL OR WRITTEN, BETWEEN BORROWER AND LENDER REGARDING THE SUBJECT MATTER HEREOF.

20.COUNTERPARTS; CHATTEL PAPER.   This Financing Agreement, each Agreement and all documents executed in connection herewith may be executed and delivered in counterparts all of which shall constitute one and the same agreement. The exchange of signed copies by facsimile or electronic transmission (including PDF, Docusign, Adobe “fill and sign” or such other provider as specified in writing by the applicable party) shall constitute effective execution and delivery and may be used in lieu of manually signed documents. Signatures of the parties transmitted by facsimile or electronic transmission qualify as authentic original signatures for purposes of enforcement thereof, including all matters of evidence and the “best evidence” rule. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  Notwithstanding the foregoing, if any party shall request manually signed counterpart signatures to this Agreement, each of the other parties hereby agrees to provide such manually signed signature pages as soon as commercially reasonable.  For purposes of perfection of a security interest in chattel paper under the UCC, only the counterpart of each Agreement that bears Lender’s manually applied signature and is marked “Sole Original” by Lender shall constitute the sole original counterpart of the original chattel paper for purposes of possession. No security interest in an Agreement can be perfected by possession of any other counterpart, each of which shall be deemed a duplicate original or copy for such purposes. Notwithstanding the foregoing, as to any Agreement constituting electronic chattel paper, the authoritative copy of such Agreement will be the electronic copy in Lender’s or its assignee’s electronic vault, and perfection of a security interest in such Agreement may only be perfected by control of such authoritative copy.

21.GOVERNING LAW; JURISDICTION, JURY TRIAL WAIVER.   Each Agreement, this Financing Agreement and all documents executed in connection therewith shall in all respects be governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance.  Borrower acknowledges that each Agreement was entered into in the State of New York and that the parties have agreed to the terms of each Agreement with the understanding that any action or proceeding regarding this Financing Agreement, any Agreement, the Equipment and other Collateral or any cause of action whatsoever arising from or related to this Financing Agreement shall be maintained in the state or federal courts located in the State and County of New York, and Borrower submits to jurisdiction and venue, waiving any claim of improper jurisdiction or venue or forum non-conveniens, agreeing to accept service at Borrower’s place of business in any such action.  Nothing in this section shall affect the right of any party to serve legal process in any other manner permitted by law; PROVIDED, HOWEVER, THAT LENDER SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST BORROWER OR ITS PROPERTY IN (A) ANY COURTS OF COMPETENT JURISDICTION AND VENUE AND (B) ANY LOCATION SELECTED BY LENDER TO ENABLE LENDER TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER.  BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH LENDER HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.  BORROWER (I) ACCEPTS THE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY, (II) WAIVES PERSONAL SERVICE OF PROCESS, and (III) AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS SPECIFIED IN SECTION 13 OF THIS AGREEMENT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO EVERY AGREEMENT WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH ANY AGREEMENT, THE EQUIPMENT OR THIS FINANCING AGREEMENT.

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IN WITNESS WHEREOF, the parties have caused this Financing Agreement to be executed by their duly authorized representatives as of the date first above written.

LENDER: WhiteHawk Finance LLC		BORROWER: Stronghold Digital Mining Equipment, LLC

Signature:	/s/ Robert A. Louzan	Signature:	/s/ Gregory A. Beard

Name (print):	Robert A. Louzan	Name (print):	Gregory A. Beard

Title:	Authorized Signatory	Title:	Authorized Representative

INDEX OF DEFINITIONS
“Accounts”	Section 3(d)
“Acceptance Date”	Section 2
“Actions”	Section 5
“Affiliate”	Section 3(d)
“Agreement”	Section 1
“Anticipated Acceptance Date”	Section 3(e)
“Attorneys’ Fees”	Section 5
“Breakfunding Charge”	Section 3(c)
“Casualty Event”	Section 9
“Chattel Paper”	Section 3(d)
“Code”	Section 15
“Collateral”	Section 3(d)
“Commencement Date”	Section 3
“Cryptech Purchase Agreement”	Section 3(d)
“Early Termination Date”	Section 3(c)
“Early Termination Fee”	Section 3(c)
“Early Termination Notice”	Section 3(c)
“Environmental Laws”	Section 8
“Equipment”	Section 1
“Event of Default”	Section 11
“FATCA”	Section 3(b)
“First Payment Date”	Section 3(a)
“Future Payments”	Section 3(c)
“General Intangibles”	Section 3(d)
“Guarantor”	Section 8
“Hazardous Materials”	Section 8
“Indemnified Taxes”	Section 3(b)
“IRS”	Section 3(b)
“Item”	Section 1
“License”	Section 18(b)
“Maximum Advance Amount”	Section 3(f)
“Mined Currency”	Section 3(d)
“Minerva Purchase Agreement”	Section 3(d)
“Net Proceeds”	Section 12
“Obligations”	Section 3(d)
“OFAC”	Section 8
“Other Agreements”	Section 11
“Other Taxes”	Section 3(b)
“Payment Intangibles”	Section 3(d)
“Payments”	Section 3(b)

INDEX OF DEFINITIONS (continued)
“Payoff Amount”	Section 9
“PPSA”	Section 3(d)
“Province”	Section 3(d)
“Quarter-End”	Section 18
“Register”	Section 10
“Replacement Agreement”	Section 12
“Schedule”	Section 1
“Sole Original”	Section 20
“Software”	Section 18(b)
“Supplier”	Section 3(d)
“Taxes”	Section 10
“Term”	Section 3(a)
“UCC”	Section 3(d)

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SCHEDULE NO. 1 DATED JUNE 30, 2021 TO

Financing Agreement DATED AS OF JUNE 30, 2021 BETWEEN

WhiteHawk Finance LLC (“Lender”),

Stronghold Digital Mining Equipment, LLC (“Borrower”), AND

STRONGHOLD DIGITAL MINING, INC. (“Stronghold Inc.”)

With an address of 2151 Lisbon Road, Kennerdell, PA 16374

This Schedule is a Schedule to the Financing Agreement identified above (the “Financing Agreement”). All capitalized terms not herein defined shall have the meaning set forth in said Financing Agreement and all terms and conditions of the Financing Agreement are incorporated herein and shall remain in full force and effect except to the extent modified by this Schedule. Such modifications apply only to the Agreement created hereby and the Equipment financed hereunder. This Schedule and the Financing Agreement as incorporated into this Schedule constitute a separate and distinct “Agreement” under the Financing Agreement. If any provision in this Schedule conflicts with a provision in the Financing Agreement, the provision in this Schedule shall control. Borrower hereby reaffirms on and as of the date hereof all terms, covenants representations and warranties contained in the Financing Agreement, including, without limitation, its grant of a security interest in the Equipment and other Collateral.

SUMMARY OF PAYMENT TERMS:
Commencement Date: June 30, 2021	Total Advance (Amount Financed): $40,000,000
First Payment Date of principal and interest: July 31, 2021	Total Number of Monthly Payments of principal and interest: 24 months, final balance due on June 30, 2023

Amount of each Payment of principal and interest: See Exhibit A attached hereto.  If the payment date for any Payment is not a business day, then such Payment shall be made on the first preceding business day before the date of such payment.

Payment Period: Monthly in arrears
Interest Rate: 10% Default Interest Rate: 15%
Down Payment: See Exhibit B
Equipment Location: 2151 Lisbon Road, Kennerdell, PA 16374
Additional Payments to Lender (if any): An administrative charge of $30,000/quarter payable on June 30, 2021 and the last date of each quarter thereafter
Anticipated Acceptance Date (if applicable): See Exhibit B

1.   Grant of Security. Borrower hereby grants to Lender a first priority security interest in the Collateral and all property in Section 3 below.

2.   Promise to Pay: FOR VALUE RECEIVED, Borrower promises to pay to Lender at such address as may be designated from time to time by Lender, the sum of the Total Advance set forth above, together with interest thereon at the rate set forth above.  Each such Payment due hereunder, shall consist of principal and interest due hereunder, the first installment of which shall be due on the First Payment Date and each subsequent Payment shall be on the same day of each month thereafter until the Total Number of Monthly Payments have been received by Lender. Borrower’s Obligations hereunder shall bear interest at the Interest Rate from the date Lender advances any portion of the Total Advance. On the First Payment Date, Borrower also agrees to pay Lender accrued interim interest for the number of days elapsed from the date Lender advances any portion of the Total Advance to the Acceptance Date. All interest payable hereunder shall assume a 360 day year / 30 day month.

3.   Equipment Description: See Exhibit B attached hereto. After Borrower signs this Schedule, Borrower authorizes Lender to insert any additional or missing information or change any inaccurate information.  Exhibit B lists out Equipment currently in place and operational and Equipment that is subject to Minerva Purchase Agreement and the Cryptech Purchase Agreement.

4.Equipment Location:   The address of the Equipment Location is 2151 Lisbon Road, Kennerdell, PA 16374, which is a bona fide business address.

5.   Waiver; Miscellaneous. Borrower hereby waives presentment, notice of dishonor, and protest. Borrower agrees that the Commencement Date and the first payment due date may be left blank when this Schedule is executed and hereby authorizes Lender to insert such dates based upon the date the Equipment Finance proceeds are disbursed. BY EXECUTION HEREOF, BORROWER ACKNOWLEDGES THAT BORROWER AGREES THAT THIS SCHEDULE AND ALL OTHER DOCUMENTS EXECUTED IN CONNECTION THEREWITH ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE TERMS OF THE AGREEMENT BETWEEN BORROWER AND LENDER AND THIS AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS AND COMMUNICATIONS, WHETHER ORAL OR WRITTEN, BETWEEN BORROWER AND LENDER REGARDING THE SUBJECT MATTER HEREOF.

6.   Additional Fees. (a) Closing fee payable to Lender of $400,000; (b) Borrower making a finder/broker’s fee to “Blockfills” of $400,000; and (c) all Attorneys’ Fees and reimbursable costs and expenses payable to Lender on the Commencement Date and thereafter.

7.   OID LEGEND: THE TOTAL ADVANCES MADE PURSUANT TO THIS AGREEMENT ARE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY FOR SUCH ADVANCES MAY BE OBTAINED BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO BORROWER C/O RICARDO LARROUDE. Lender, Borrower and Stronghold Inc. agree that (i) the Warrant issued in connection with the Total Advance had a fair market value of $1,999,369.00 as of the date of this Schedule (“Warrant Value”) and shall be treated as acquired by the Lender in exchange for cash in an amount equal to the Warrant Value and (ii) the issue price (within the meaning of Section 1273(b) of the Code) of the Total Advance is the principal amount of the Total Advance less the Warrant Value.  Similar calculations will be undertaken in calculating the issue price of future advances made pursuant to the Financing Agreement if additional Warrants are issued with such advances.  If the Total Advance and any future advances are treated as the same issue for U.S. federal income tax purposes, the issue price of any such advances will be aggregated to determine the issue price for such issue.  Each of Borrower, Stronghold Inc. and Lender agree to file any U.S. federal income and applicable state or local income tax returns in accordance with the tax treatment and allocation described in this Section 7.

8.   Delivery of Equipment: The Equipment subject to (a) the Minerva Purchase Agreement is to be delivered on or before December 31, 2021 (the “Final Minerva Delivery Date”) in accordance with the Minerva Purchase Agreement and (b) the Cryptech Purchase Agreement is to be delivered on or before October 31, 2022 (subject to any extensions as provided for in the Cryptech Purchase Agreement) (the “Final Crytech Delivery Date” and together with the Final Minerva Delivery Date, each a “Final Delivery Date”), and, in each case, in no event at Lender’s expense) at the location specified in this Agreement. The Equipment subject to Minerva Purchase Agreement is 15,000 units of MV7 (100 TH) ASIC Bitcoin Miners and the Equipment subject to the Cryptech Purchase Agreement is 2,400 units of Antminer S19j (90 TH) ASIC Bitcoin Miners.  Borrower represents and warrants that Borrower has paid Eighty percent (80%) of the purchase price of the Equipment subject to the Minerva Purchase Agreement to the Supplier thereunder and thirty-four percent (34%) of the purchase price of the Equipment subject to the Cryptech Purchase Agreement to the Supplier thereunder, and, in each case, Borrower agrees that Borrower shall (i) pay the balance of such purchase price to the applicable Supplier when due in accordance with the applicable Purchase Agreement and take no action to cancel, terminate or default under, or enter into any amendment or modification to any Purchase Agreement which could reasonably be expected to adversely affect Lender, (ii) promptly notify Lender by email or otherwise in writing of such payment, furnishing evidence satisfactory to Lender on Lender’s request, and (iii) promptly notify Lender when Borrower is given a date for delivery of each item of Equipment. Borrower’s obligation

2

to make Payments under this Agreement shall commence upon execution of this Agreement, whether or not any of the Equipment has been delivered and accepted. Borrower assumes the risk of delivery of Equipment and the acceptability of the Equipment. Borrower is not entitled to any refund or rebate of Payments made to Lender for any reason, including failure of any Supplier to deliver Equipment by any applicable Final Minerva Delivery Date. If, for any reason whatsoever, any of the Equipment that is subject to the Minerva Purchase Agreement (the “Undelivered Equipment”) has not been delivered to or, if delivered, has not been accepted by Borrower as provided in this Agreement on or before the Final Minerva Delivery Date, Borrower shall, upon demand by Lender, repay to Lender that 100% of the Amount Financed together with all accrued and unpaid interest and Early Termination Fee.  Borrower’s failure to comply with the foregoing shall be an Event of Default under this Agreement.

9.   In connection with the Lender committing to provide the entirety of the Total Advance in accordance with this Schedule, Stronghold Inc. will issue one warrant pursuant to the terms of that Stock Purchase Warrant issued by Stronghold Inc. to Lender dated as of the date hereof conveying the right to purchase from Stronghold Inc. the Warrant Share Number (but not less than 63,092) (as defined in the Stock Purchase Warrant) and subject to any adjustments set forth in the Stock Purchase Warrant of common stock in Stronghold Inc. at an exercise price of $0.01 per share of common stock (the “Warrant”) to Lender (or its designee) (or any other instrument mutually agreed among the parties) on the date of this Schedule.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the parties have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LENDER: WhiteHawk Finance LLC		BORROWER: Stronghold Digital Mining Equipment, LLC

Signature:	/s/ Robert A. Louzan	Signature:	/s/Gregory A. Beard
Name :	Robert A. Louzan	Name:	Gregory A. Beard
Title:	Authorized Signatory	Title:	Authorized Representative

FOR THE PURPOSES OF SECTIONS 6, 7 and 9 ONLY STRONGHOLD DIGITAL MINING, INC

Signature:	/s/ Gregory A. Beard
Name :	Gregory A. Beard
Title:	Chief Executive Officer

EXHIBIT A

[Payment Schedule]

Payment Number	Payment Date	Amount
1.	07/31/2021	$1,845,797.05
2.	08/31/2021	$1,845,797.05
3.	09/30/2021	$1,845,797.05
4.	10/31/2021	$1,845,797.05
5.	11/30/2021	$1,845,797.05
6.	12/31/2021	$1,845,797.05
7.	01/31/2022	$1,845,797.05
8.	02/28/2022	$1,845,797.05
9.	03/31/2022	$1,845,797.05
10.	04/30/2022	$1,845,797.05
11.	05/31/2022	$1,845,797.05
12.	06/30/2022	$1,845,797.05
13.	07/31/2022	$1,845,797.05
14.	08/31/2022	$1,845,797.05
15.	09/30/2022	$1,845,797.05
16.	10/31/2022	$1,845,797.05
17.	11/30/2022	$1,845,797.05
18.	12/31/2022	$1,845,797.05
19.	01/31/2023	$1,845,797.05
20.	02/28/2023	$1,845,797.05
21.	03/31/2023	$1,845,797.05
22.	04/30/2023	$1,845,797.05
23.	05/31/2023	$1,845,797.05
24.	06/30/2023	$1,845,797.14

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EXHIBIT B

Manufacturer	Model	Description	# of Units	Expected Delivery
Bitmain	Antminer S9 (13-14 TH)	ASIC Bitcoin Miner	2,000	Currently installed and operational
Bitmain	Antminer S17+ (73 TH)	ASIC Bitcoin Miner	315	Current installed and operational
Canaan	AvalonMiner A1166Pro (75 TH)	ASIC Bitcoin Miner	152	Current installed and operational
Canaan	AvalonMiner A1166Pro (78 TH)	ASIC Bitcoin Miner	75	Current installed and operational
Canaan	AvalonMiner A1166Pro (81 TH)	ASIC Bitcoin Miner	422	Current installed and operational
Canaan	AvalonMiner A1246 (85 TH)	ASIC Bitcoin Miner	140	Current installed and operational
Canaan	AvalonMiner A1246 (87 TH)	ASIC Bitcoin Miner	11	Current installed and operational
Miner-Va	MV7 (100 TH)	ASIC Bitcoin Miner	15,000	Oct-Dec 2021
Bitmain	Antminer S19j (90 TH)	ASIC Bitcoin Miner	2,400	Nov 2021 - Oct 2022

Equipment Description

	Schedule of Miner Deliveries			Schedule of Payments for Miners to Be Delivered
	Miner-Va MV7	Bitmain Antminer S19j	Total	Miner-Va MV7	Bitmain Antminer S19j	Total
Apr-21	–	–	–	$44,032,500	$3,798,000	$47,830,500
May-21	–	–	–	–	$211,000	$211,000
Jun-21	–	–	–	$14,677,500	$211,000	$14,888,500
Jul-21	–	–	–	–	$211,000	$211,000
Aug-21	–	–	–	–	$211,000	$211,000
Sep-21	–	–	–	$14,677,500	$211,000	$14,888,500
Oct-21	5,000	–	5,000	–	$738,500	$738,500
Nov-21	5,000	200	5,200	–	$738,500	$738,500
Dec-21	5,000	200	5,200	–	$738,500	$738,500
Jan-22	–	200	200	–	$738,500	$738,500
Feb-22	–	200	200	–	$738,500	$738,500
Mar-22	–	200	200	–	$738,500	$738,500
Apr-22	–	200	200	–	$738,500	$738,500
May-22	–	200	200	–	$527,500	$527,500
Jun-22	–	200	200	–	$527,500	$527,500
Jul-22	–	200	200	–	$527,500	$527,500
Aug-22	–	200	200	–	$527,500	$527,500
Sep-22	–	200	200	–	$527,500	$527,500
Oct-22	–	200	200	–	–	–
Total	15,000	2,400	17,400	$73,387,500	$12,660,000	$86,047,500
Spent to Date	–	–	–	$58,710,000	$4,220,000	$62,930,000
Remaining	15,000	2,400	17,400	$14,677,500	$8,440,000	$23,117,500

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